Exhibit 23.2
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


               As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of Conexant Systems, Inc. of our report dated January 18, 2000 on the consolidated financial statements of Maker Communications, Inc. included in Conexant Systems, Inc.'s Form 8-K dated April 3, 2000 and to all references to our Firm in the prospectus which is a part of this Registration Statement.







ARTHUR ANDERSEN  LLP

Boston, Massachusetts
October 19, 2000